DISTRIBUTION AGREEMENT

         This DISTRIBUTION AGREEMENT, made this 30th day of April, 2000, by and between SAFECO COMMON STOCK TRUST, a Delaware business trust ("Trust"), and SAFECO SECURITIES, INC., a Washington corporation ("Distributor").

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and has caused its shares of beneficial interest ("Shares") to be registered for sale to the public under the Securities Act of 1933 ("1933 Act") and various state securities laws; and

         WHEREAS, the Trust offers for public sale distinct series of Shares, each corresponding to a distinct portfolio as listed on Exhibit A to this Agreement ("Series"); and

         WHEREAS, the Trust's Board of Trustees has divided the Shares of each Series into one or more classes (each a "Class"), designated No-Load Class, Advisor Class A, Advisor Class B and Advisor Class C (the latter three classes "Advisor Classes"), as listed on Exhibit A; and

         WHEREAS, the Trust wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the Classes of Shares of each Series listed on Exhibit A (as amended from time to time) to this Agreement and to furnish certain other services to the Trust as specified in this Agreement; and

         WHEREAS, this Agreement has been approved in conformity with Section 15(c) under the 1940 Act; and

         WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. Appointment of Distributor. The Trust hereby appoints the Distributor as principal underwriter in connection with the offering and sale of the Shares of each Class of each Series. The Trust authorizes the Distributor, as exclusive agent for the Trust, for any existing Series and upon the commencement of operations of any future Series, and subject to applicable federal and state law and the Trust Instrument and Bylaws of the Trust: (a) to promote the Shares; (b) to solicit orders for the purchase of the Shares subject to such terms and conditions as the Trust may specify; and (c) to accept orders for the purchase or redemption of the Shares on behalf of the Trust; provided, however, that the Trust or the Distributor, at the discretion of either party, may reject any purchase order. The Distributor shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis under which the Trust shall issue only such Shares as are actually sold. The Distributor shall have the right to use any list of shareholders of the Trust or any Series or any other list of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the
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Distributor  shall  not  sell or  knowingly  provide  such  list or lists to any unaffiliated person of the Trust without the consent of the Trust's Board of Trustees. Nothing in this Agreement shall prohibit affiliates of the Distributor from selling or knowingly providing to persons unaffiliated with the Trust, the names of customers of other SAFECO companies or partnerships who also happen to be shareholders of the Trust.



         2. Duties of Trust. The Trust agrees to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Trust's registration statement on Form N-1A ("Registration
Statement"). Each Series shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to such Series' communications with persons who are shareholders of that Series.

        3. Duties of Distributor. The Distributor shall print and distribute to prospective investors Prospectuses, and shall print and distribute, upon request, to prospective investors Statements of Additional Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information, or in information furnished in writing to the Distributor by the Trust, and the Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents. Except as specifically provided in this Agreement, the Trust shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

         4. Other Broker-Dealers. The Distributor may enter into dealer agreements with registered and qualified securities dealers for the resale of the Shares at the public offering price. The form of any such dealer agreement shall be mutually agreed upon and approved by the Trust and the Distributor. The Distributor may sell Advisor Class A Shares of a Series to dealers at such discounts from the public offering price as are set forth in the Advisor Class Prospectus and/or the dealer agreement between the Distributor and the dealer, but neither such discounts nor commissions shall exceed the sales charge or discounts referred to in the Advisor Class Prospectus.

         5. Public Offering Price. The public offering price of each Class of Shares is equal to the net asset value per Share determined in accordance with, and in the manner set forth in, the applicable Prospectus contained in the Registration Statement. With respect to Advisor Class A Shares, such price shall reflect the imposition of a front-end sales charge, if any, as described in the Advisor Class Prospectus contained in the Registration Statement. The Trust shall furnish the Distributor with a statement of each computation of public offering price and of the details entering into such computation.

         6. Repurchase of Shares. The Distributor may at its sole discretion repurchase Shares offered for sale by the shareholders. Repurchase of each Class
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of Shares by the  Distributor  shall be at the price  determined  in  accordance with, and in the manner set forth in, the applicable Prospectus contained in the Registration Statement. With respect to Advisor Class A, Advisor Class B and Advisor Class C Shares, such price shall reflect the subtraction of a contingent deferred sales charge, if any, computed in accordance with, and in the manner set forth in, the Advisor Class Prospectus contained in the Registration Statement.

         At the end of each business day, the Distributor shall notify by any appropriate means, the Trust and SAFECO Services Corporation, the Trust's transfer agent, of the orders for repurchase of each Class of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. Upon such notice, the Trust shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against monies due the Trust from the Distributor as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

         7.   Compensation.  As compensation for providing services under this
              Agreement:

        (a) The Distributor shall retain the front-end sales charge, if any, on purchases of Advisor Class A Shares as set forth in the Advisor Class Prospectus contained in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Advisor Class A Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the front-end sales charge, if any.

        (b) The Distributor shall receive all contingent deferred sales charges applied on redemptions of Advisor Class A, Advisor Class B and Advisor Class C Shares of each Series. Whether and at what rate a contingent deferred sales charge will be imposed with respect to a redemption shall be determined in accordance with, and in the manner set forth in, the Advisor Class Prospectus contained in the Registration Statement.

        (c) The Distributor shall receive distribution and service fees payable at the rate and under the terms and conditions set forth in plans of distribution ("Plans") adopted with respect to the Advisor Classes of each Series of the Trust, as amended from time to time and subject to any further limitations on such fees as the Board may impose.

        (d) The Distributor may reallow any or all of the front-end or contingent deferred sales charges and distribution or service fees which it is paid under this Agreement and the Plans to such dealers as the Distributor may from time to time determine.

        (e) The Distributor will receive no commission or other remuneration for selling or repurchasing No-Load Class Shares.

         8.     Indemnification.


        (a) The Trust agrees to indemnify, defend and hold the Distributor, its several directors, officers and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses

(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its directors, officers or employees, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading.

        (b) In no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Trust shall not indemnify the Distributor for conduct set forth in this subparagraph 8(b).

        (c) The Distributor agrees to indemnify, defend and hold the Trust, its several trustees, officers and employees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its trustees, officers or employees or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. As used in this subparagraph 8(c), the term "employee" shall not include a corporate entity under contract to provide services to the Trust or any Series, or any employee of such a corporate entity, unless such person is otherwise an employee of the Trust.
         9. Certificates. The Trust shall not be required to issue certifi-cates representing Shares. If the Trust elects to issue certificates and a shareholder request for certificates is transmitted through the Distributor, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

        10. Withdrawal of Offering. The Trust reserves the right at any time to withdraw all offerings of any or all Classes of any or all Series by written notice to the Distributor at its principal office.

        11. Independent Contractor Status. The Distributor is an independent contractor and shall act as agent for the Trust only in respect to the sale and redemption of the Shares.

        12. Non-Exclusive Services. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

        13. Use of Name. In the event this Agreement is terminated by either party or upon written notice from the Distributor at any time, the Trust hereby agrees that it will eliminate from its name any reference to the name of "SAFECO." The Trust shall have the non-exclusive use of the name "SAFECO" in whole or in part only so long as this Agreement is effective or until such notice is given. Notwithstanding this subparagraph and in the event this Agreement is terminated by either party, the Distributor may elect to permit the Trust to continue to use the name "SAFECO" under such terms and conditions as the Distributor shall set forth in writing.

       14. Effective Date/Renewal. This Agreement will become effective with respect to each Series on the date first written above or such later date as indicated on Exhibit A and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Series for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) with respect to any given Series, by a vote of a majority of the outstanding voting securities of that Series (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trust's trustees who are neither interested persons (as defined in the 1940 Act) of the Trust or the Distributor by vote cast at a meeting called for the purpose of voting on such continuance.

       15. Amendment. This Agreement may be amended by the parties only if the terms of the amendment are either (i) approved by the Trust's Board of Trustees or, (ii) with respect to any given Series, by a vote of a majority of the outstanding voting securities of that Series at a duly called meeting of the shareholders. In either case, the majority of the trustees, who are neither interested persons of the Trust or the Distributor, must approve the amendment.

       16. Termination. This Agreement is terminable with respect to any Series or in its entirety without penalty by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of each affected Series (as defined in the 1940 Act), or by the Distributor, on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of the Distributor and the Trust. This Agreement will also automatically and immediately terminate in the event of its assignment.

       17. Limitation of Liability. The Distributor is hereby expressly put on notice of (i) the limitation of shareholder, officer and trustee liability as set forth in the Trust Instrument of the Trust and (ii) of the provisions in the Trust Instrument permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. The Distributor agrees that obligations assumed by the Trust pursuant to this Agreement are in all cases assumed on behalf of a particular Series and each such obligation shall be limited in all cases to that Series and its assets. The Distributor further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust nor from the officers or trustees or any individual officer or trustee of the Trust.

       18.   Definitions.  As used in this Agreement, the term(s):

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       (a)   "net assets" shall have the meaning ascribed to it in the Trust's
Trust Instrument;

       (b) "assignment", "interested person", and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

       (c) "Registration Statement" shall mean the registration statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1940 Act and the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect;

       (d) "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information for the No-Load Class or the Advisor Classes of each Series filed by the Trust as part of the Registration Statement.

        19. Entire Agreement. This Agreement embodies the entire Agreement between the Distributor and the Trust with respect to the services to be provided by the Distributor to the Trust and each Series and supersedes any prior written or oral agreement between those parties.

        20. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. The Distributor understands that the rights and obligations of each Series under the Trust Instrument are separate and distinct from those of any and all other Series.

        21. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Washington.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.


Attest:                                              SAFECO COMMON STOCK TRUST

   /s/Neal A. Fuller                                    /s/David F. Hill
By:----------------------------                  By:---------------------------
         Neal A. Fuller                                       David F. Hill
         Assistant Secretary                                  President





Attest:                                              SAFECO SECURITIES, INC.

    /s/Neal A. Fuller                                   /s/David F. Hill
By:---------------------------                 By:-----------------------------
         Neal A. Fuller                                       David F. Hill
         Assistant Secretary                                  President

                                    EXHIBIT A
                            SAFECO COMMON STOCK TRUST

The SAFECO Common Stock Trust consists of the following Series and Classes:

         1.       SAFECO Growth Opportunities Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         2.       SAFECO Equity Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         3.       SAFECO Dividend Income Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         4.       SAFECO Northwest Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         5.       SAFECO Balanced Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B

         6.       SAFECO International Stock Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         7.       SAFECO Small Company Value Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B

         8.       SAFECO U.S. Value Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B

         9.       SAFECO U.S. Growth Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         10.      SAFECO Small Company Growth Fund
                           No-Load Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C


As of August 2, 2001